UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 2, 2009
Date of Report (Date of earliest event reported)
LOUD TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26524	91-1432133

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16220 Wood-Red Road, N.E., Woodinville, Washington	98072

(Address of Principal Executive Offices)	(Zip Code)
(425) 487-4333
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
          Audit Committee Investigation
          On March 31, 2008, LOUD Technologies, Inc. (the “Company”) filed an Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 10-K”). The 2007 10-K as originally filed did not include a report on management’s evaluation of the effectiveness of internal control over financial reporting as of December 31, 2007, as required under Rules 13a-15 and 15(d)-15 under the Securities Exchange Act of 1934 (the “Exchange Act”). A comment letter received from the staff of the Securities & Exchange Commission (“SEC”) in July 2008 noted this deficiency and requested the Company to amend the 2007 10-K to include the required disclosure regarding management’s evaluation of the effectiveness of internal control over financial reporting. As a result of the initial SEC comment letter, the Company filed Amendment No. 2 to the 2007 10-K on July 25, 2008 (the “2007 10-K Amendment”), which included management’s report on the effectiveness of the Company’s internal control over financial reporting. After filing the 2007 10-K Amendment, the Company received a second comment letter from the staff of the SEC which questioned the conclusion of Company management set forth in the 2007 10-K Amendment that the Company’s disclosure controls and procedures were effective as of the end of 2007, in light of the Company’s failure to include management’s report on internal controls over financial reporting in the 2007 10-K when it was originally filed.
          As a result of an internal review after the Company filed the 2007 10-K Amendment, the Company’s management and board of directors determined that appropriate procedures were not followed to ensure adequate internal review of the 2007 10-K Amendment before it was filed with the SEC. In addition, that review raised questions about whether the steps previously taken to document and test the Company’s internal control over financial reporting had been sufficient to support a conclusion that such internal control over financial reporting was effective as of the end of 2007.
          As a result of concerns identified in the Company’s internal review, the audit committee of the Company’s board of directors commenced an independent investigation of the Company’s disclosures relating to internal control over financial reporting and disclosure controls and procedures contained in the 2007 10-K, the 2007 10-K Amendment, and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 (the “Previously Filed 2008 10-Qs”). The investigation was conducted with the assistance of outside legal counsel. The investigative work included, among other things: reviewing hard copy and electronic files obtained from the Company and other sources; and conducting interviews with directors, with present and former members of senior management, with former outside counsel and with representatives of the Company’s independent registered public accounting firm. In connection with its investigation, the members of the audit committee periodically met telephonically with the audit committee’s counsel and the Chairman of the audit committee periodically communicated with the audit committee’s counsel.
          The audit committee investigation was recently concluded. The key findings of the investigation were that:
•	former management of the Company, and in particular the Company’s former Chief Financial Officer, apparently misunderstood the application of the SEC’s rules relating to management assessment of the effectiveness of internal control over financial reporting to registrants that, like the Company, are neither large accelerated filers nor accelerated filers;
•	as a consequence, the Company’s former management did not complete its evaluation of the Company’s internal control over financial reporting and failed to include the required report on the effectiveness of internal control over financial reporting in the 2007 10-K;
•	after the Company received the SEC comment letter that noted the Company’s failure to include the required management report on internal control in the 2007 10-K, the Company’s former Chief Financial Officer caused the 2007 10-K Amendment to be prepared and filed, without involving the Company’s former Chief Executive Officer, the Company’s board of directors, the audit committee of the Company’s board of directors or the Company’s independent registered public accounting firm in the preparation or review of that filing;

•	the conclusions of former management, as disclosed in the 2007 10-K Amendment and the Form 10-Q for the quarter ended June 30, 2008, that the Company’s internal control over financial reporting was effective lacked an adequate basis due to the failure of former management to complete the review and testing necessary to fully evaluate the effectiveness of the Company’s internal control over financial reporting;
•	the statements in the 2007 10-K Amendment and the Previously Filed 2008 10-Qs that management had concluded the Company’s disclosure controls and procedures were effective as of the end of the quarterly periods covered by such reports were not supported in light of the substantive and procedural deficiencies relating to the 2007 10-K and the 2007 10-K Amendment described above.
          The Chief Executive Officer and the Chief Financial Officer who were responsible for the filing of the 2007 10-K and the 2007 10-K Amendment left the Company on August 15, 2008 and July 25, 2008, respectively.
          In connection with the audit committee’s investigation, the investigators made certain recommendations for improvements in both the Company’s disclosure controls and procedures and its internal control over financial reporting. The principal recommendations were that the Company:
•	develop a plan for completion of management’s evaluation and assessment of the Company’s internal control over financial reporting;

•	make corrective filings amending the 2007 10-K and the Previously Filed 2008 10-Q’s;

•	to the extent the Company is legally required to do so in light of its recent decision to deregister its common stock under the Exchange Act, implement procedures to remedy the deficiencies in its disclosure controls and procedures; and

•	to the extent such obligations remain relevant in light of the Company’s decision to deregister its common stock under the Exchange Act institute training for the Company’s financial managers regarding the Company’s reporting obligations under the Exchange Act.
          2008 Third Quarter 10-Q
          As of the date of this report, the Company has not filed its Quarterly Report on Form 10-Q for the three months ended September 30, 2008 (the “2008 Third Quarter 10-Q”). The Company originally intended to complete and file the 2008 Third Quarter 10-Q after the audit committee investigation was completed. However, the Company recently determined that it will be unable to complete and file the 2008 Third Quarter 10-Q until it has made the corrective filings to the 2007 10-K and the 2008 10-Qs that are referred to above.
          NASDAQ Delisting and SEC Deregistration
          As disclosed in a Current Report on Form 8-K filed by the Company on January 15, 2009 (the “January 15, 2009 8-K”) and a related press release, the Company’s board of directors has determined to cause the Company to voluntarily delist the Company’s common stock from The NASDAQ Stock Market (“NASDAQ”) and to terminate the registration of the Company’s common stock under the Exchange Act. As noted in the January 15, 2009 8-K, the Company expected to file the 2008 Third Quarter 10-Q and make the corrective filings to the 2007 10-K and the Previously Filed 2008 10-Qs prior to filing a Form 25 with the SEC to effect the voluntary delisting from NASDAQ. However, the Company recently determined that it will be required to perform additional procedures relating to the evaluation of the effectiveness of its internal control over financial reporting at December 31, 2007 before it can make the corrective filing to the 2007 10-K. Moreover, as indicated above, the Company will be unable to complete and file its 2008 Third Quarter 10-Q until the corrective filings to the 2007 10-K and the Previously Filed 2008 10-Qs have been made. The Company is in the process of developing a plan for completing the evaluation of its internal control over financial reporting at December 31, 2007 so that it can make the corrective filing to the 2007 10-K, and thereafter make the corrective filings to the Previously Filed 2008 10-Qs and file the 2008 Third Quarter 10-Q. The Company currently intends to complete the 2007 internal control evaluation, make the corrective filings to the 2007 10-K and the Previously Filed 2008 10-Qs, and file the 2008 Third Quarter 10-Q by late February or early March 2009, at which time it expects to proceed with the delisting from NASDAQ and the deregistration of its common stock under the Exchange Act. However, no assurance can be made that these filings will be completed in that time frame and, as disclosed below, the Company’s common stock may be involuntarily delisted before it can complete all the necessary filings.
          On November 24, 2008, the Company filed a current report on Form 8-K (the “November 24, 2008 8-K”) disclosing that it had received a notice from the NASDAQ indicating that the Company was not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it did not file the 2008 Third Quarter 10-Q by the prescribed due date. The November 24, 2008 8-K indicated that the Company expected to file the 2008 Third Quarter 10-Q by January 20, 2009, which was the deadline for regaining compliance with Rule 4310(c)(14), and that it expected in the alternative to file a plan to regain compliance NASDAQ’s reporting requirements by January 20, 2009 if it was unable to file the 2008 Third Quarter 10-Q by such date. Due to uncertainties about what steps the Company would have to take in order to be in a position to file the 2008 Third Quarter 10-Q, the Company was unable to either file the 2008 Third Quarter 10-Q or submit to NASDAQ a plan to regain compliance by January 20, 2009. As a result, the Company may become subject to involuntary delisting proceedings by NASDAQ.
          Corrective Filings
          As disclosed above, the Company expects to further amend the 2007 10-K to disclose management’s conclusions as to the effectiveness of internal control over financial reporting as of the end of 2007 once the internal control evaluation process has been completed. Prior to its original filing of the 2007 10-K, the Company had conducted testing of certain aspects of its internal control over financial reporting as of December 31, 2007 that indicated preliminarily that its controls may be deficient in areas related to sales generation, inventory management, closing of its financial books and disclosure, and access to its information systems. Further testing may reveal additional control deficiencies. Although management has not definitively concluded which and/or how many of the previously identified internal control deficiencies rise to the level of significant deficiencies or material weaknesses in our internal control over financial reporting, the Company expects that once management has completed the internal control evaluation process it will conclude that the Company’s internal control over financial reporting was not effective as of December 31, 2007. Management’s conclusions regarding the effectiveness of internal control over financial reporting at December 31, 2007 will be set forth in a subsequent amendment to the 2007 10-K. Moreover, based upon the Company’s failure to include management’s report on the effectiveness of internal control over financial reporting in the 2007 10-K, the Company’s internal review and the findings of the audit committee investigation, the Company expects that the subsequent amendment to the 2007 10-K will disclose that management has concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2007.
          As disclosed above, the Company expects to amend the Previously Filed 2008 10-Qs to update the disclosure regarding management’s evaluation of the effectiveness of the Company’s disclosure controls and procedures as of the end of the periods covered by such reports. Based on the Company’s internal review and the findings of the audit committee investigation, the Company expects that the amendments to the Previously Filed 2008 10-Qs will disclose that management has concluded that the Company’s disclosure controls and procedures were not effective as of the end of the periods covered by those reports. Moreover, Form 10-Q for the three months ended June 30, 2008 erroneously included disclosure about management’s evaluation of the effectiveness of internal control over financial reporting. The amendment to that report will delete such conclusions in order to correct that error.
          Investors should not rely on any disclosures made by the Company in the 2007 10-K Amendment of the Previously Filed 2008 10-Qs regarding the effectiveness of the Company’s internal control over financial reporting or the effectiveness of its disclosure controls and procedures.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOUD Technologies Inc.
By:	/s/ DAVID OLSON
David Olson
Chief Financial Officer

Dated: February 2, 2009